Exhibit 99.3

[Quaint Oak Bank Letterhead]

Dear Quaint Oak Savings Bank Customer:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote on our proposed Plan of Conversion (the “Plan”). Pursuant to the Plan, Quaint Oak Savings Bank will change its name to Quaint Oak Bank, and Quaint Oak Bancorp, Inc., newly-formed to become the parent company of Quaint Oak Bank, is now conducting an initial public offering of common stock. As a result of the stock offering, our organization will convert from a mutual (meaning no stockholders) to a 100% stockholder-owned company. Enclosed you will find a Prospectus and a Proxy Statement with important information about the Plan, the stock offering and the proxy vote.

The Proxy Vote

Your vote is extremely important. Although we have received conditional regulatory approval, the Plan is subject to the approval of our depositors. I urge you to read the enclosed materials carefully and cast your vote in favor of the proposal. Note that you may have received more than one proxy card, depending on the ownership structure of your deposit accounts at Quaint Oak Savings Bank. Please vote all the proxy cards you receive - none are duplicates! To cast your vote(s), please sign each proxy card, and return the card(s) in the enclosed Proxy Reply Envelope. Not voting your enclosed proxy card(s) will have the same effect as voting “against” the Plan. If you vote to approve the Plan, be assured that:

•	Our business focus will not change. The proceeds resulting from the sale of shares will give us additional flexibility to continue to grow and to achieve our business goals.
•	There will be no change to account numbers, interest rates or other terms of your accounts at our Bank.
•	Our management and staff will continue to serve you, and your deposit accounts will continue to be insured by the FDIC up to the maximum legal limits.
•	Voting does not obligate you to purchase shares of common stock in our stock offering.

The Stock Offering

We are offering shares of common stock for sale at $10.00 per share. There will be no sales commission charged to purchasers in this initial stock offering. As an eligible Quaint Oak Savings Bank depositor, you have the right, but no obligation, to buy shares of Quaint Oak Bancorp, Inc. common stock before any shares are offered for sale to the public.

Before making an investment decision, please carefully review the Prospectus. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Order Reply Envelope provided. Stock Order Forms must be received (not postmarked) by 12:00 noon, Eastern time, on _______ __, 2007. If you are considering purchasing stock with funds you have in an IRA, call our Stock Information Center promptly for guidance, because IRA-related orders require additional processing time.

After the offering concludes, Quaint Oak Bancorp, Inc. common stock is expected to be quoted on the OTC Bulletin Board.

I invite you to consider this opportunity to share in our future and, together with our Board of Trustees, I thank you for your continued support as a customer of Quaint Oak Savings Bank.

Sincerely,

/s/ Robert T. Strong

Robert T. Strong
President & Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at (215) 354-1530 (local) or (866) 795-4499 (toll free)
From 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday

[Quaint Oak Bank Letterhead]

Dear Friend:

I am pleased to tell you about an investment opportunity. Quaint Oak Bancorp, Inc., newly-formed to become the parent company of Quaint Oak Savings Bank, which will be renamed “Quaint Oak Bank” is offering shares of its common stock for sale at a price of $10.00 per share. No commission will be charged to purchasers in this initial stock offering.

As an eligible depositor of Quaint Oak Savings Bank on December 31, 2005 or ________, 2007, whose account was closed thereafter, you have a right, without any obligation, to purchase shares of common stock, before shares are offered for sale to the public.

Before making an investment decision, please carefully review the enclosed Prospectus. If you are interested in purchasing shares of Quaint Oak Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the enclosed Order Reply Envelope. If you wish to purchase stock with funds you have in an IRA, call our Stock Information Center promptly for guidance, because IRA-related orders require additional processing time. Stock Order Forms must be received (not postmarked) by 12:00 noon, Eastern time, on _______, 2007.

After the offering concludes, Quaint Oak Bancorp, Inc. common stock is expected to be quoted on the OTC Bulletin Board.

If you have questions regarding the offering, please refer to the Prospectus or call our Stock Information Center at the number shown below.

Sincerely,

/s/ Robert T. Strong

Robert T. Strong
 President & Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at (215) 354-1530 (local) or (866) 795-4499 (toll free)
From 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday

[Quaint Oak Bank Letterhead]

Dear Friend:

I am pleased to tell you about an investment opportunity. Quaint Oak Bancorp, Inc., newly-formed to become the parent company of Quaint Oak Savings Bank, which will be renamed “Quaint Oak Bank” is offering shares of its common stock for sale at a price of $10.00 per share. No commission will be charged to purchasers in this initial stock offering.

Before making an investment decision, please carefully review the enclosed Prospectus. If you are interested in purchasing shares of Quaint Oak Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the enclosed Order Reply Envelope. If you wish to purchase stock with funds you have in an IRA, call our Stock Information Center promptly for guidance, because IRA-related orders require additional processing time. Stock Order Forms must be received (not postmarked) by 12:00 noon, Eastern time, on _______, 2007.

After the offering concludes, Quaint Oak Bancorp, Inc. common stock is expected to be quoted on the OTC Bulletin Board.

If you have questions regarding the offering, please refer to the Prospectus or call our Stock Information Center at the number shown below.

Sincerely,

/s/ Robert T. Strong

Robert T. Strong
 President & Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at (215) 354-1530 (local) or (866) 795-4499 (toll free)
From 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday

[Quaint Oak Bank Letterhead]

Dear Valued Customer:

I am pleased to inform you that, pursuant to a Plan of Conversion (the “Plan”), Quaint Oak Bancorp, Inc., newly formed to become the parent company of Quaint Oak Savings Bank, which will be renamed “Quaint Oak Bank” is conducting its initial public offering of common stock. As a result of the offering, our organization will convert from a mutual (meaning no stockholders) to a 100% stockholder-owned organization.

Although we have received conditional regulatory approval to implement the Plan, we must receive the approval of our depositors. YOUR VOTE IS IMPORTANT TO US - NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may have received more than one proxy card, depending on the ownership structure of your deposit accounts at Quaint Oak Savings Bank. To cast your vote, please sign each proxy card, and return the card(s) in the Proxy Reply Envelope provided. Our Board of Trustees urges you to vote “FOR” the Plan. Please note:

•	Our business focus will not change. The proceeds resulting from the sale of shares will give us additional flexibility to continue to grow and to achieve our business goals.
•	There will be no change to account numbers, interest rates or other terms of your accounts at our Bank.
•	Our management and staff will continue to serve you, and your deposit accounts will continue to be insured by the FDIC up to the maximum legal limits.

Although you may vote on the Plan, we regret that Quaint Oak Bancorp, Inc. is unable to offer its common stock to you because the small number of depositors in your state makes registration or qualification of the common stock under your state securities laws prohibitively expensive or otherwise impractical. Therefore, we have not enclosed a Stock Order Form.

If you have any questions about voting on the Plan, refer to the enclosed information or call our Stock Information Center at the number shown below.

I thank you for your continued support as a customer of Quaint Oak Savings Bank.

Sincerely,

/s/ Robert T. Strong

Robert T. Strong
President & Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at (215) 354-1530 (local) or (866) 795-4499 (toll free)
From 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday

RYAN BECK “BROKER DEALER” LETTER
[Ryan Beck Letterhead]

Dear Sir/Madam:

At the request of Quaint Oak Bancorp, Inc., we are enclosing materials regarding the offering of shares of Quaint Oak Bancorp, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Ryan Beck & Co., Inc. has been retained by Quaint Oak Bancorp, Inc. as selling agent in connection with the stock offering.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

NOTE: To accompany - not replace - one of the preceding letters (other than “Blue Sky Letter”).

PROXY CARD NOTICE

Quaint Oak Bank [LOGO]

IMPORTANT NOTICE:

THIS PACKAGE INCLUDES PROXY CARD(S) REQUIRING YOUR SIGNATURE.

IF MORE THAN ONE PROXY CARD IS ENCLOSED,
PLEASE PROMPTLY VOTE EACH CARD...
NONE ARE DUPLICATES!

THANK YOU,

YOUR BOARD OF TRUSTEES

NOTE: To be included in original mailing of voting member packages, printed on 8 1/2” x 11” colored paper.

Quaint Oak Bank [LOGO]

PLEASE VOTE AND RETURN
THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you, please vote the enclosed replacement Proxy Card using the reply envelope provided.

YOUR BOARD OF TRUSTEES HOPES THAT YOU VOTE “FOR”
OUR PLAN OF CONVERSION

NOT VOTING HAS THE SAME EFFECT AS VOTING
“AGAINST” THE PROPOSAL

VOTING DOES NOT OBLIGATE YOU TO PURCHASE COMMON STOCK
DURING THE QUAINT OAK BANCORP, INC. STOCK OFFERING

THE PLAN OF CONVERSION CHANGES OUR FORM OF CORPORATE
ORGANIZATION, BUT WILL NOT RESULT IN CHANGES TO BANK STAFF,
MANAGEMENT OR YOUR DEPOSIT ACCOUNTS OR LOANS

If you receive more than one of these reminder mailings,
please vote each Proxy Card received. None are duplicates!

YOUR VOTE IS IMPORTANT...THANK YOU!

QUESTIONS?

Please call us, toll free, at 1- (866) 795-4499
Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern time

NOTE: This can be printed on 8 1/2” x 11” yellow paper.

REMINDER DEPOSITOR PROXYGRAM #2

R E M I N D E R . . .

HAVE YOU VOTED YET?

PLEASE VOTE BY RETURNING
THE ENCLOSED PROXY CARD!

Our records indicate that you have not voted
the Proxy Card(s) we mailed to you

Our Board of Trustees urges you to vote “FOR” our Plan of Conversion

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PROPOSAL.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE VOTE THE ENCLOSED REPLACEMENT
PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF COMMON STOCK
IN THE QUAINT OAK BANCORP, INC. STOCK OFFERING,
NOR DOES IT AFFECT YOUR DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,
please vote each Proxy Card received. None are duplicates.

QUESTIONS?

Please call our Stock Information Center, toll free, at 1- (866) 795-4499
Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern time

QUAINT OAK BANK [LOGO]

NOTE: This is printed on 8 1/2” x 11” blue paper.